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                                                                     Exhibit 4.7

                      AMENDED AND RESTATED PLEDGE AGREEMENT

     THIS AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of June 25, 2003, is made by GLOBAL IMAGING SYSTEMS, INC., a corporation organized under the laws of Delaware (the "Company"), and the Subsidiaries of the Company party hereto as pledgors (the "Subsidiary Pledgors" and, together with the Company and each additional Subsidiary who executes a Joinder Agreement as pledgor, the "Pledgors" and, each individually, a "Pledgor") and the Issuers and Partnerships/LLCs (each as hereinafter defined) party hereto in favor of WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National
Bank), a national banking association, as Administrative Agent (the "Administrative Agent"), for the ratable benefit of itself and the financial institutions (the "Lenders") that are, or may from time to time become, parties to the Credit Agreement (as hereinafter defined).

                              STATEMENT OF PURPOSE

     Pursuant to the Credit Agreement dated as of July 31, 1998 (as amended and restated by the Amended and Restated Credit Agreement dated as of June 23, 1999 and as further amended, restated, supplemented or otherwise modified as of the date hereof, the "Existing Credit Agreement"), by and among the Company and certain of its Subsidiaries, as borrowers, the lenders party thereto and the Administrative Agent, the lenders party thereto extended certain credit facilities to the Company and such Subsidiaries.

     Pursuant to the terms of the Existing Credit Agreement, the Company and certain of its Subsidiaries entered into a Pledge Agreement dated as of July 31, 1998 (as amended by the Amended and Restated Credit Agreement dated as of June 23, 1999 and as further amended, restated, supplemented or otherwise modified as of the date hereof, the "Existing Pledge Agreement") pursuant to which the Company and certain of its Subsidiaries granted to the Administrative Agent a security interest in the collateral described therein to secure the obligations of the Company and certain of its Subsidiaries under the Existing Credit Agreement.

     Pursuant to the terms of the Second Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among the Pledgors, the Issuers, the Partership/LLCs, the Lenders and the Administrative Agent, such parties have amended and restated their respective rights and obligations under the Existing Credit Agreement.

     To induce the Lenders and the Administrative Agent to amend and restate the Existing Credit Agreement, and as a condition to the making of any Extensions of Credit under the Credit Agreement, the Administrative Agent and the Lenders have required the Pledgors, the Issuers and the Partnership/LLCs, and the Pledgors, the Issuers and the Partnership/LLCs desire, to (i) amend and restate the Existing Pledge Agreement and (ii) deliver the Pledged Stock and grant a security

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interest therein and in the Partnership/LLC Interests to the Administrative
Agent, for the ratable benefit of itself and the Lenders.

     The Pledgors are the legal and beneficial owners of (a) the shares of Pledged Stock (as hereinafter defined) issued by certain corporations (collectively, the "Issuers") as specified on Schedule I hereto and incorporated herein by reference (as such schedule may be amended, restated, supplemented or modified from time to time) and (b) the Partnership/LLC Interests (as hereinafter defined) in the partnerships and limited liability companies (collectively, the "Partnerships/LLCs") listed on Schedule I hereto and incorporated herein by reference (as such schedule may be amended, restated, supplemented or modified from time to time).

     NOW, THEREFORE, in consideration of the foregoing premises and to induce the Administrative Agent and the Lenders to enter into and make available Extensions of Credit pursuant to the Credit Agreement, the Pledgors, the Issuers and the Partnership/LLCs hereby agree with the Administrative Agent, for the ratable benefit of itself and the Lenders, as follows:

     1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

          "Code" means the Uniform Commercial Code as in effect in the State of North Carolina; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than North Carolina, "Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          "Collateral" means the Stock Collateral and the Partnership/LLC Collateral.

          "Obligations" means the Obligations as defined in the Credit Agreement and any renewals or extensions of any of such Obligations.

          "Partnership/LLC Collateral" means all of the Partnership/LLC Interests of the Pledgors in the Partnerships/LLCs and all Proceeds therefrom.

          "Partnership/LLC Interests" means the entire partnership or membership interest of the Pledgors in each Partnership/LLC listed on Schedule I hereto (as such schedule may be amended, restated, supplemented or modified from time to time), including, without limitation, the Pledgors' capital accounts, their interest as partners or members in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of the Partnerships/LLCs, their interests in all distributions made or to be made by the Partnerships/LLCs to the Pledgors and all of the other economic rights, titles and interests of the Pledgors as partners or members of the

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     Partnerships/LLCs, whether set forth in the partnership agreement or membership agreement of the Partnerships/LLCs, by separate agreement or otherwise.

          "Perfection Certificate" means a certificate dated as of even date herewith (as supplemented from time to time), setting forth the corporate or other names, the jurisdiction of incorporation or organization, the chief executive office or principal place of business in each state and the other current locations of each Pledgor and such other information as the Administrative Agent deems pertinent to the perfection of security interests, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Administrative Agent, and duly certified by a Responsible Officer of each Pledgor so authorized to act.

          "Pledge Agreement" means this Pledge Agreement, as amended, restated, supplemented or otherwise modified from time to time.

          "Pledged Stock" means the shares of capital stock of each Issuer listed on Schedule I hereto (as such schedule may be amended, restated, supplemented or modified from time to time), together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by such Issuer to the Pledgors while this Pledge Agreement is in effect.

          "Proceeds" means all "Proceeds" as such term is defined in Section 9-102(64) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock and the Partnership/LLC Interests, collections thereon, proceeds of sale thereof or distributions with respect thereto.

          "Stock Collateral" means the Pledged Stock and all Proceeds therefrom.

     2. Pledge and Grant of Security Interest. The Pledgors hereby deliver to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, all the Pledged Stock and hereby grant to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, a first priority security interest in the Pledged Stock and all other Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

     3. Stock Powers; Register of Pledge. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock, the Pledgors shall deliver an undated stock power covering such certificate, duly executed in blank by the applicable Pledgor with, if the Administrative Agent so requests, signature guaranteed.

     4. Pledgors Remain Liable. Anything herein to the contrary notwithstanding, (a) the Pledgors shall remain liable to perform all of their duties and obligations as partners or members of the Partnerships/LLCs to the same extent as if this Pledge Agreement had not been executed, (b) the exercise by the Administrative Agent or any Lender of any of its rights hereunder shall not release

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the Pledgors from any of their duties or obligations as partners or members of the Partnerships/LLCs, and (c) neither the Administrative Agent nor any Lender shall have any obligation or liability as a partner or member of the Partnerships/LLCs by reason of this Pledge Agreement.

     5. Representations and Warranties. To induce the Administrative Agent and the Lenders to execute the Credit Agreement and make any Extensions of Credit and to accept the security contemplated hereby, the Pledgors hereby represent and warrant that:

          (a) each Pledgor has the corporate or other organizational power, authority and legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement and has taken all necessary corporate or other organizational action to authorize its execution, delivery and performance of, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement;

          (b) this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor enforceable against each Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

          (c) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any material Applicable Law or material contractual obligation of any Pledgor and will not result in the creation or imposition of any Lien on any of the properties or the revenues of any Pledgor pursuant to any Applicable Law or contractual obligation, except as contemplated hereby and by the Credit Agreement;

          (d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of any Pledgor or any Issuer or any general or limited partner or member of any Partnership/LLC), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement, except (i) as may be required in connection with the disposition of the Pledged Stock and the Partnership/LLC Interests by laws affecting the offering and sale of securities generally, and (ii) filings under the Uniform Commercial Code;

          (e) no Material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Pledgor, threatened by or against any Pledgor or against any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby. For purposes of this Section 5(e) only, "Material" shall mean any such litigation, investigation or proceeding with an actual or potential amount in controversy greater than $1,000,000 or that would have or could lead to a Material Adverse Effect on any Pledgor;

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          (f)  the shares of Pledged Stock listed on Schedule I (as such schedule may be amended, restated, supplemented or modified from time to time) constitute all of the issued and outstanding shares of all classes of the capital stock of each Issuer that is a domestic Subsidiary and constitute sixty-six percent (66%) of all of the issued and outstanding shares of all classes of capital stock of each Issuer that is a foreign Subsidiary, and Schedule I (as such schedule may be amended, restated, supplemented or modified from time to time) accurately reflects each Pledgor's Partnership/LLC Interest in each of the Partnerships/LLCs and the Partnership/LLC Interests pledged by each Pledgor constitute all of the outstanding ownership interests in which each Pledgor has any right, title or interest in each Partnership/LLC which is a domestic Subsidiary and constitutes sixty-six percent (66%) of the outstanding ownership interests in which each Pledgor has any right, title and interest in each Partnership/LLC which is a foreign Subsidiary;

          (g) all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable and all of the Partnership/LLC Interests have been duly and validly issued;

          (h) each Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock and Partnership/LLC Interests listed on Schedule I (as such schedule may be amended, restated, supplemented or modified from time to time) free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement;

          (i)  the jurisdiction in which each Pledgor is located for purposes of
     Section 9-307 of the Code is listed in the Perfection Certificate;

          (j) upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgors and any Persons purporting to purchase any of the Collateral from any Pledgor;

          (k) none of the Partnership/LLC Interests (i) are traded on a Securities exchange or in Securities markets, (ii) by their terms expressly provide that they are Securities governed by Article 8 of the Code or (iii) are Investment Company Securities (as such term is defined in Section 8-103(b) of the Code); and

          (l) the Pledgors have delivered to the Administrative Agent true and complete copies of the partnership agreements and operating agreements, as applicable, for each of the Partnerships/LLCs, which partnership agreements and operating agreements are currently in full force and effect and have not been amended or modified except as disclosed to the Administrative Agent in writing.

     6. Certain Covenants. The Pledgors covenant and agree with the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, that, from and after the

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date of this Pledge Agreement until the Obligations are paid in full and the
Commitments are terminated:

          (a) At the request of the Administrative Agent, the Pledgors shall cause each of the partners and members of each of the Partnerships/LLCs to execute a consent in the form attached hereto evidencing the consent of such partners and members to the pledge of the Partnership/LLC Interests pursuant to this Pledge Agreement.

          (b) The Pledgors agree that as partners or members in the Partnerships/LLCs they will abide by, perform and discharge each and every obligation, covenant and agreement to be abided by, performed or discharged by the Pledgors under the terms of the partnership agreements and operating agreements, as applicable, of the Partnerships/LLCs, at no cost or expense to the Administrative Agent and the Lenders.

          (c) If any Pledgor shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent, hold the same in trust for the Administrative Agent and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations; provided, that at no time shall the Pledged Stock or Partnership/LLC Interests of any Issuer or Partnership/LLC that is a foreign Subsidiary exceed sixty-six percent (66%) of the Pledged Stock or Partnership/LLC Interests of such Subsidiary. In addition, any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of any Issuer or Partnership/LLC shall be held by the Administrative Agent as additional collateral security for the Obligations.

          (d) Without the prior written consent of the Administrative Agent, no Pledgor will (i) vote to enable, or take any other action to permit, any Issuer or Partnership/LLC to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of such Issuer or Partnership/LLC, (ii) except as expressly provided to the contrary herein or in the Credit Agreement, consent to any modification, extension or alteration of the terms of any partnership agreement or operating agreement of the Partnerships/LLCs, (iii) except as expressly provided to the contrary herein or in the Credit Agreement, accept a surrender of any partnership agreement or operating agreement of any of the Partnerships/LLCs or waive any breach of or default under any partnership agreement or operating agreement of any of the Partnerships/LLCs by

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     any other party thereto, (iv) except as expressly permitted pursuant to the terms of the Credit Agreement, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (v) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge
     Agreement. The Pledgors will defend the right, title and interest of the Administrative Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

          (e) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgors, the Pledgors will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

          (f) The Pledgors agree to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

          (g) On or prior to the formation or acquisition of any Subsidiary of any Pledgor, the Pledgors agree to execute such amendments and supplements to this Pledge Agreement as are required by the Credit Agreement, including, without limitation, the Joinder Agreement attached to the Credit Agreement, and such other documents and instruments as required pursuant to
     Section 9.12 of the Credit Agreement.

     7. Cash Dividends and Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Pledgors of the Administrative Agent's intent to exercise its rights pursuant to Section 8 below, the Pledgors shall be permitted to receive all cash dividends and shareholder, partnership and membership distributions paid in accordance with the terms of the Credit Agreement in respect of the Collateral and to exercise all voting and corporate, partnership or membership rights, as applicable, with respect to the Collateral; provided, that no vote shall be cast or corporate, partnership or membership right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, any other Loan Documents or this Pledge Agreement.

     8.   Rights of the Administrative Agent.

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     (a)  If an Event of Default shall occur and be continuing and the
Administrative Agent shall give notice of its intent to exercise such rights to the Pledgors, (i) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and partnership and membership distributions in respect of the Partnership/LLC Interests and make application thereof to the Obligations in the order set forth in Section 5.5 of the Credit Agreement and (ii) all shares of the Pledged Stock and the Partnership/LLC Interests shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate, partnership, membership and other rights pertaining to such shares of the Pledged Stock or Partnership/LLC Interests at any meeting of shareholders, partners or members of the applicable Issuer or Partnership/LLC or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the applicable Issuer or Partnership/LLC, or upon the exercise by the Pledgors or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock or the Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock or the Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgors to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against the Pledgors or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     9. Remedies. If an Event of Default shall occur and be continuing, upon the request of the Required Lenders, the Administrative Agent shall exercise, on behalf of itself and the Lenders, all rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, and in addition thereto, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing with regard to the scope of the Administrative Agent's remedies, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Applicable Law referred to below) to or upon the Pledgors, any Issuer, any Partnership/LLC or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or

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options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgors, which right or equity is hereby waived or released. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel thereto, to the payment in whole or in part of the Obligations, in the order set forth in Section 5.5 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-615 of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgors. To the extent permitted by Applicable Law, the Pledgors waive all claims, damages and demands they may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten
(10) days before such sale or other disposition.

     10.  Registration Rights; Private Sales.

     (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 9 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgors will cause the applicable Issuer to (i) execute and deliver, and cause the directors and officers of the applicable Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgors agree to cause the applicable Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

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     (b)  The Pledgors recognize that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the applicable Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the applicable Issuer would agree to do so.

     (c) The Pledgors further agree to use their best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 10 valid and binding and in compliance with any and all other Applicable Laws. The Pledgors further agree that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Administrative Agent and the Lenders not compensable in damages, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against the Pledgors, and the Pledgors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

     11. Amendments, etc. With Respect to the Obligations. The Pledgors shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgors, and without notice to or further assent by the Pledgors, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of the Pledgors or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Administrative Agent or any Lender, and the Credit Agreement, the Notes, any other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgors waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between the

Pledgors, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgors waive diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Pledgors with respect to the Obligations.

     12. No Subrogation. Notwithstanding any payment or payments made by the Pledgors hereunder, or any setoff or application of funds of the Pledgors by the Administrative Agent, or the receipt of any amounts by the Administrative Agent with respect to any of the Collateral, the Pledgors shall not be entitled to be subrogated to any of the rights of the Administrative Agent against any Borrower or any guarantor or against any other collateral security held by the Administrative Agent for the payment of the Obligations, nor shall the Pledgors seek any reimbursement from any Borrower or any guarantor in respect of payments made by the Pledgors in connection with the Collateral, or amounts realized by the Administrative Agent in connection with the Collateral, until all amounts owing to the Administrative Agent and the Lenders on account of the Obligations are paid in full and the Credit Agreement is terminated. If any amount shall be paid to the Pledgors on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Pledgors in trust for the Administrative Agent, segregated from other funds of the Pledgors, and shall, forthwith upon receipt by the Pledgors, be turned over to the Administrative Agent in the exact form received by the Pledgors (duly indorsed by the Administrative Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

     13. Irrevocable Authorization and Instruction to Issuers and Partnerships/LLCs. The Pledgors hereby authorize and instruct each Issuer and Partnership/LLC to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgors, and the Pledgors agree that such Issuer and Partnership/LLC shall be fully protected in so complying.

     14. Limitation on Duties Regarding Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. Neither the Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or otherwise.

     15. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent in accordance with the terms of Section 5.5 of the Credit Agreement, and then to payment to the Pledgors or their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds. The Administrative Agent may make distribution hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

     16. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral constitute irrevocable powers coupled with an interest.

     17. Severability. If any provision of this Pledge Agreement is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     18. Headings. The various headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     19. Rights and Remedies Cumulative; Non-Waiver, etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Pledge Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Pledge Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement.

     20. Amendments, Waivers and Consents. No term, covenant, agreement or condition of this Pledge Agreement may be amended or waived, nor may any consent be given, except in the manner set forth in Section 14.11 of the Credit Agreement.

     21. Successor and Assigns. This Pledge Agreement is for the benefit of the Administrative Agent and the Lenders and their successors and assigns (as permitted by the Credit Agreement), and in the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Pledge Agreement shall be binding on the Pledgors and their successors and assigns; provided that except to the extent expressly permitted pursuant to the terms of the Credit Agreement, the Pledgors may not assign any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders.

     22. Governing Law. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

     23. Notices. All notices and communications hereunder shall be given to the addresses and otherwise in accordance with Section 14.1 of the Credit Agreement.

     24.  Control Agreement; Acknowledgement by Issuers.

     (a) The Pledgors hereby authorize and instruct each Issuer and Partnership/LLC to comply, and each Issuer and Partnership/LLC hereby agrees to so comply, with any instruction received thereby from the Administrative Agent in accordance with the terms of this Pledge Agreement with respect to the Collateral, without any consent or further instructions from the Pledgors (or other registered owner), and the Pledgors agree that such Issuer and Partnership/LLC shall be fully protected in so complying. Each Issuer and Partnership/LLC agrees that its agreement set forth in the preceding sentence shall be sufficient to create in favor of the Administrative Agent, for the benefit of the Lenders, "control" of the Partnership/LLC Interests within the meaning of such term under Sections 8-106(c) and 9-106 of the Code. (Notwithstanding the foregoing, nothing in this Pledge Agreement is intended or shall be construed to mean or imply that the Partnership/LLC Interests constitute "securities" within the meaning of such term under Section 8-102(a)(15) of the Code or otherwise to limit or modify the application of
Section 8-103(c) of the Code. Rather, the Administrative Agent has requested that this provision be included in this Pledge Agreement solely out of an abundance of caution in the event the Partnership/LLC Interests are, nevertheless, deemed to constitute "securities" under the Code.)

     (b) Each Issuer and Partnership/LLC acknowledges receipt of a copy of this Pledge Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer and Partnership/LLC agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6(c) of this Pledge Agreement. Each Issuer and Partnership/LLC further agrees that the terms of
Section 10 of this Pledge Agreement shall apply to it with respect to all actions that may be required of it under or pursuant to or arising out of
Section 10 of this Pledge Agreement.

     25. Concerning the Administrative Agent. The provisions of Article XIII of the Credit Agreement shall inure to the benefit of the Administrative Agent in respect of this Pledge Agreement and shall be binding upon the Pledgors and the Lenders. In furtherance and not in derogation of the rights, privileges and immunities of the Administrative Agent therein set forth:

          (a) The Administrative Agent is authorized to take all such action as is provided to be taken by it as Administrative Agent hereunder and all other action incidental thereto. As to any matters not expressly provided for herein, the Administrative Agent may request instructions from the Lenders and shall act or refrain from acting in accordance with written instructions from the Required Lenders (or, when expressly required by this Agreement or the Credit Agreement, all the Lenders) or, in the absence of such instructions, in accordance with its discretion.

          (b) The Administrative Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interests therein purported to be granted by this Pledge Agreement, whether impaired by operation of law or by reason of any action or omission to act on its part (other than any such action or inaction constituting gross negligence or willful misconduct). The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Pledge Agreement by the Pledgors.

     26. Consent to Jurisdiction. The Pledgors hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of or any dispute in connection with this Pledge Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. The Pledgors hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Pledge Agreement, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner provided in
Section 14.1 of the Credit Agreement. Nothing in this Section 26 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the rights of the Administrative Agent or any Lender to bring any action or proceeding against the Pledgors or their properties in the courts of any other jurisdictions.

     27.  Binding Arbitration; Waiver of Jury Trial; Preservation of Remedies.

     (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Pledge Agreement ("Disputes"), between or among the parties to this Pledge Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with this Pledge Agreement. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred and twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Finance

Dispute Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein.

     (b) Waiver of Jury Trial. EACH PLEDGOR HEREBY ACKNOWLEDGES THAT BY AGREEING TO BINDING ARBITRATION IT HAS IRREVOCABLY WAIVED ITS RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS PLEDGE AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and
(iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     (d) Injunctive Relief. The Pledgors recognize that, in the event the Pledgors fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Pledgors agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (e) Punitive Damages. The Administrative Agent, the Lenders and the Pledgors (on behalf of themselves and their Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

     28. Counterparts. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     29. Entire Agreement; Term of Agreement. This Pledge Agreement, together with the other Loan Documents, constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. This Pledge Agreement shall remain in effect through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full and the Commitments terminated.

     30. Amendment and Restatement; No Novation. This Pledge Agreement constitutes an amendment and restatement of the Existing Pledge Agreement effective from and after the date hereof. The execution and delivery of this Pledge Agreement shall not constitute a novation of the Existing Pledge Agreement.

                           [Signatures Page To Follow]

     IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                PLEDGORS AND/OR ISSUERS AND/OR
                                PARTNERSHIPS/LLCS:

                                GLOBAL IMAGING SYSTEMS, INC.

                                By:  /s/ Raymond Schilling
                                    --------------------------------------------
                                Name:  Raymond Schilling
                                Title: CFO, Senior Vice President, Treasurer and
                                       Secretary


                                GLOBAL OPERATIONS TEXAS, L.P.

                                By:    Global Imaging Systems, Inc.
                                Its:   General Partner


                                       By:  /s/ Raymond Schilling
                                           -------------------------------------
                                       Name:  Raymond Schilling
                                       Title: CFO, Senior Vice President,
                                              Treasurer and Secretary

                  [Signatures Continued On The Following Page]

[Amended and Restated Pledge Agreement]

                                         GLOBAL IMAGING OPERATIONS, LLC,
                                         GLOBAL IMAGING FINANCE COMPANY, LLC,
                                         AMERICAN PHOTOCOPY EQUIPMENT
                                           COMPANY OF PITTSBURGH, LLC,
                                         BERNEY OFFICE SOLUTIONS, LLC,
                                         BUSINESS EQUIPMENT UNLIMITED,
                                         CAMERON OFFICE PRODUCTS, LLC,
                                         CONNECTICUT BUSINESS SYSTEMS, LLC,
                                         CONWAY OFFICE PRODUCTS, LLC,
                                         COPY SERVICE AND SUPPLY, INC.,
                                         DUPLICATING SPECIALTIES, INC.,
                                         EASTERN COPY PRODUCTS, LLC,
                                         ELECTRONIC SYSTEMS, INC.,
                                         ELECTRONIC SYSTEMS OF RICHMOND, INC.,
                                         QUALITY BUSINESS SYSTEMS, INC.,
                                         SOUTHERN BUSINESS COMMUNICATIONS, INC.,
                                         CARR BUSINESS SYSTEMS, INC.,
                                         CAPITOL OFFICE SOLUTIONS, LLC,
                                         DISTINCTIVE BUSINESS PRODUCTS, INC.,
                                         LEWAN & ASSOCIATES, INC.,
                                         PROVIEW, INC.,
                                         CENTRE BUSINESS PRODUCTS, INC.,
                                         DANIEL COMMUNICATIONS, INC.,
                                         OFFICE TECH, LLC,
                                         COLUMN OFFICE EQUIPMENT, INC.,
                                         PACIFIC OFFICE SOLUTIONS, INC.,
                                         AVPRESENTATIONS, INC.,
                                         ECOM-DIVISION, INC.,
                                         N&L ENTERPRISES, LLC,
                                         NORTHEAST COPIER SYSTEMS, LLC,
                                         ARIZONA OFFICE TECHNOLOGIES, INC.,
                                         COMMERCIAL EQUIPMENT COMPANY,
                                         MODERN BUSINESS MACHINES, LLC


                                         By:  /s/ Raymond Schilling
                                             -----------------------------------
                                         Name:  Raymond Schilling
                                         Title: See Attached Schedule A


[Amended and Restated Pledge Agreement]

                               ADMINISTRATIVE AGENT:

                               WACHOVIA BANK, NATIONAL ASSOCIATION
                               (formerly known as First Union National Bank), as Administrative Agent

                               By:  /s/ Mark B. Felker
                                   ---------------------------------------------
                               Name:  Mark B. Felker
                               Title: Managing Director